Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

CIENA CORPORATION

(Amended and Restated January 26, 2023)

ARTICLE I

Stockholders

Section 1. Annual Meeting. If required by applicable law, an annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

Section 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or (2) by the holders of not less than ten percent of all the shares entitled to cast votes at the meeting. Any special meeting of the stockholders shall be held on such date, at such time and at such place, if any, within or without the State of Delaware as the Board of Directors may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

Section 3. Notice of Meetings. Except as otherwise provided in these Bylaws or by law, a written notice of each meeting of the stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at their address as it appears on the records of the Corporation. The notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 4. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only:

(a) pursuant to the Corporation’s notice of meeting (or any supplement thereto),

(b) by or at the direction of the Board of Directors, or

(c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 4 of this Article I is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) The stockholder’s notice required by paragraph (A)(2) of this Section 4 shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director (i) such nominee’s name, age, business address and, if known, residence address; (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; (iv) a questionnaire and arepresentation and agreement to furnish such information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence and other qualifications, or lack thereof, of such nominee, that has been completed and signed by both such stockholder (as well as the beneficial owner, if any, on whose behalf the nomination is made) and such nominee (such form of questionnaire, representation and agreement to be made available following a written request by the stockholder and nominee delivered to the Secretary of the Corporation at the principal executive offices of the Corporation); (v) a representation and agreement that such nominee is not and will not become party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act, in such person’s capacity as a director of the Corporation, or vote on any issue or question in such person’s capacity as a director of the Corporation (a “Voting Commitment”) that has not been disclosed to the Corporation, (b) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law or (c) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any director or indirect compensation, reimbursment or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (vi) a representation made in such person’s individual capacity that such nominee would be in compliance, if elected as a director of the Corporation, will comply with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and principles of the Corporation, including codes of conduct; and (vii) a representation that the nominee, if elected as a director of the Corporation, intends to service the full term as a director;

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) the class and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner and their respective affiliates and associates as of the date of such notice;

(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with the foregoing including any direct or indirect compensation and other material monetary agreements, arrangements or undertakings between such stockholder or such beneficial owner (and their respective affiliates) and any nominee (and their respective affiliates), which shall include all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder or beneficial owner were the “registrant” pursuant to Regulation S-K and if the nominee were a director or executive officer of such registrant;

(iv) a description of any class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each, a “Derivative Security”), which are, directly, or indirectly, beneficially owned by such stockholder or beneficial owner and their respective affiliates and associates, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the Corporation;

(v) a description of the terms of any number of shares subject to any short interest in any securities of the Corporation in which the stockholder or beneficial owner or any of their respective affiliates and associates has an interest (for the purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such stockholder of beneficial owner, directly or indirectly, through any proxy, contract, arrangement, understanding, relationship or otherwise), has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security;

(vi) a description of any proxy, contract, agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner and any of their respective affiliates and associates, with respect to shares of stock of the Corporation;

(vii) a description of any performance-related fees (other than an asset-based fee) to which the stockholder, beneficial owner or any of their respective affiliates and associates may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests;

(viii) a description of any proportionate interest in shares or other securities of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such stockholder is (a) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, or (b) the manager, managing member, or directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(ix) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nominate the person(s) named in its notice;

(x) a description of any material pending or threatened legal proceedings involving the Corporation, or any of its respective directors or officers, to which such stockholder, beneficial owner or any of their respective affiliates and associates is a party;

(xi) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock in accordance with Rule 14a-19 promulgated under the Exchange Act, or such larger percentage required to approve or adopt the proposal or elect the nominee and solicit proxies from such stockholders in support of such proposal or nomination;

(xii) a completed and signed questionnaire referenced in paragraph (A)(3)(a)(ii) of this Section 4 of Article I; and

(xiii) any other information relating to such stockholder and beneficial owner, as a nominating stockholder or beneficial owner, that is required to be disclosed in solicitations of proxies for the election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act.

(4) By delivering notice pursuant to this Section 4 of Article I, a stockholder represents and warrants that all information contained in its notice, as of the deadline for submitting the notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (a) being true, accurate and complete in all respects and (b) not containing any false or misleading statements. If the information submitted pursuant to this Section 4 by any stockholder proposing a nomination or other business for consideration at a meeting of stockholders shall not be true, correct and complete in all respects prior to the deadline for submitting notice, such information may be deemed not to have been provided in accordance with this Section 4 of Article I.

(5) Not later than 10 days after the record date for the meeting, the information required by this Section 4 of Article I shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. The stockholder giving notice shall promptly notify the Corporation if it fails to satisfy any of the requirements set forth in Rule 14a-19 (or any successor provision) promulgated under the Exchange Act. A stockholder shall not have complied with this Section 4 of Article I if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 4 of Article I or Rule 14a-19 (or any successor provision) promulgated under the Exchange Act. Upon request by the Corporation, if a stockholder provides notice pursuant to Rule 14a-19(b) (or any successor provision) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) (or any successor provision) promulgated under the Exchange Act. Unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19 (or any successor provision) promulgated under the Exchange Act and subsequently fails to comply with any of the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4 of Article I, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, the Certificate of Incorporation and these Bylaws with respect to any nomination set forth in this Section 4 of Article I.

(6) Unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(7) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

(8) The foregoing notice requirements of this Section 4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of their intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(9) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(10) The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a meeting of stockholders on behalf of a beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(11) For the purposes of this Section 4, the term “affiliate” or “affiliates” and “associate” or “associates” shall have the meaning ascribed thereto under the Exchange Act.

(B) Special Meetings of Stockholders.

(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(2) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 4 of this Article I is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 4.

(3) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4.

(2) Except as otherwise provided by law, the chair of the meeting shall have the power and duty

(a) to determine whether a nomination, or any business proposed to be brought before the meeting, was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(3)(c)(vi) of this Section 4) and

(b) if any proposed nomination or business was not made or proposed in compliance with this Section 4, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(3) Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded, and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(4) For purposes of this Section 4, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(5) For purposes of this Section 4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(6) Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 4 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 4 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the first sentence of paragraph (A)(4), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 4 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 5. Quorum. At any meeting of the stockholders, the holders of a majority in voting power of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in voting power of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the validity of any action take at the meeting (or any adjournment thereof).

Section 6. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in voting power of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority in voting power of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. It shall not be necessary to notify any stockholder of any adjournment of fewer than 30 days if the time and place, if any, and the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such adjourned meeting are (a)announced at the meeting at which the adjournment is taken, (b) in the case of a meeting conducted by means of remote communications, displayed, during the time of the schedule meeting, on the same electronic network used to enable stockholders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting. At the adjourned meeting the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact only such business as might have been transacted by them at the original meeting and only such persons who could have been nominated at the original meeting can be nominated to serve as directors. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 7. Organization.

(A) The Chair of the Board of Directors, or the President or, in their absence, a Vice President shall call meetings of the stockholders to order, and shall act as chair of such meetings. In the absence of the Chair of the Board of Directors, the President and all of the Vice Presidents, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a chair.

(B) The Secretary of the Corporation shall act as Secretary of meetings of the stockholders; but in the absence of the Secretary, the chair may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for any purpose germane to the meeting for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation.

Section 8. Voting.

(A) Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot.

(B) Except as otherwise provided in this Section 8 of Article I, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. Notwithstanding the foregoing, if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 8, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(C) In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, which shall become effective only if (i) that person shall not receive a majority of the votes cast in an election that is not a Contested Election, and (ii) the Board of Directors determines to accept the resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance and Nominations Committee, or such other committee designated by the Board of Directors pursuant to Section 7 of Article II of these Bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and within ninety days following certification of the election results publicly disclose, by a press release and an appropriate filing with the Securities and Exchange Commission, its decision regarding the resignation, and, if the resignation is rejected, the rationale behind the decision.

(D) If the Board of Directors accepts a director’s resignation pursuant to this Section 8 of this Article I, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or may decrease the size of the Board of Directors pursuant to the provisions of these Bylaws.

(E) Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

Section 9. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of their duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of their ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 10. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11. [Reserved]

Section 12. Proxy Access.

(A) Inclusion of Nominee in Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 12, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of no more than twenty (20) stockholders, that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Section 12 (an “Eligible Stockholder,” which shall include an eligible stockholder group), and that expressly elects at the time of providing the notice required by this Section 12 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Section 12.

(B) Required Information. For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy materials is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).

(C) Delivery of Nomination Notice. To be timely, a stockholder’s Nomination Notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than the 150th day, and not later than the close of business on the 120th day prior to the first anniversary of the release date of the Corporation’s proxy materials for its most recent annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Nomination Notice must be so delivered, or mailed and received, not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public disclosure of the date of such annual meeting was made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(D) Permitted Number of Stockholder Nominees.

(1) The maximum aggregate number of Stockholder Nominees nominated by Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Permitted Number”) shall not exceed the greater of (a) two or (b) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 12, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that the Permitted Number shall be reduced by (i) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 but either is subsequently withdrawn or that the Board of Directors decides to nominate for election and (ii) the number of incumbent directors who were Stockholder Nominees at any of the preceding three annual meetings (including any individual covered under clause (i) above) and whose election at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 12(C) above but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

(2) Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds Permitted Number provided for pursuant to subsection (D)(1) above, the highest ranking Stockholder Nominee who meets the requirements of this Section 12 of each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order by the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to the Corporation pursuant to this Section 12. If the Permitted Number is not reached after the highest-ranking Stockholder Nominee who meets the requirements of this Section 12 of each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Permitted Number is reached.

(E) Ownership. For purposes of this Section 12, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (b) borrowed by such stockholder or any of its affiliates for any purpose, or purchased by such stockholder or any of its affiliates subject to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the

Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (1) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and includes with the Nomination Notice an agreement that it (a) will promptly recall such loaned shares upon being notified by the Corporation that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (b) will continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of stockholders; or (2) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for purposes of this Section 12 shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of this Section 12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

(F) Eligible Stockholder. In order to make a nomination pursuant to this Section 12, an Eligible Stockholder or group of up to twenty (20) Eligible Stockholders must have Owned (as defined above) continuously for at least three (3) years at least the number of shares of common stock of the Corporation that shall constitute three percent (3%) or more of the voting power of the outstanding common stock of the Corporation (the “Required Shares”) as of (a) the date on which the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 12, (2) the record date for determining stockholders entitled to vote at the annual meeting, and (3) the date of the annual meeting. For this purpose, two or more funds or trusts that are (a) under common management and investment control, (b) under common management and funded primarily by the same employer, or (c) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner.

No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 12. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 12, (1) all shares held by each stockholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that stockholder continuously for at least three (3) years and through the date of the annual meeting, and evidence of such continuous Ownership shall be provided as specified in subsection 1.12(G) below, (2) each provision in this Section 12 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (3) a breach of any obligation, agreement or representation under this Section 12 by any member of such group shall be deemed a breach by the Eligible Stockholder.

(G) Information to be Provided by Eligible Stockholder. Within the time period specified in this Section 12 for providing the Nomination Notice, an Eligible Stockholder making a nomination pursuant to this Section 12 must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation:

(1) one or more written statements from the Eligible Stockholder (and from each other record holder of the shares and intermediary through which the shares are or have been held during the requisite three (3)-year holding period) specifying the number of shares of common stock of the Corporation that the Eligible Stockholder Owns, and has continuously Owned for three (3) years preceding the date of the Nomination Notice, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation, written statements from the Eligible Stockholder, record holder and intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date, provided that statements meeting the requirements of Schedule 14N will be deemed to fulfill this requirement;

(2) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 4(A)(3)(a) and Section 4(A)(3)(c);

(3) a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(4) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N;

(5) a representation and undertaking (a) that the Eligible Stockholder (i) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated by it pursuant to this Section 12, (iii) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iv) has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (v) will Own the Required Shares through the date of the annual meeting of stockholders; (b) that the facts, statements and other information in all communications with the Corporation and its stockholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (c) as to whether or not the Eligible Stockholder intends to maintain qualifying Ownership of the Required Shares for at least one year following the annual meeting;

(6) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination;

(7) an undertaking that the Eligible Stockholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 12, (c) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Section 12, including the nomination and any solicitation in connection with the annual meeting of stockholders, and (d) with respect to any shares held or controlled by the Eligible Stockholder, to the extent that cumulative voting would otherwise be permitted, agrees not to cumulate votes in favor of the election of any Stockholder Nominee(s) nominated by such Eligible Stockholder; and

(8) in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation from the Qualifying Fund reasonably satisfactory to the Board of Directors that demonstrates that it meets the requirements of a Qualifying Fund set forth in Section 12(F) above

(H) Supporting Statement. The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 12 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (the “Supporting Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 12 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(I) Representations and Agreement of the Stockholder Nominee. Within the time period specified in this Section 12 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) adopting each of the representations set forth in Section 4(A)(3)(a) and Section 4(A)(3)(c) (including, without limitation, the requirement to provide a completed questionnaire, representation and agreement contained in Section 4(A)(3)(a)). At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information (1) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Stockholder Nominee to serve as a director of the Corporation, or (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Stockholder Nominee.

(J) True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 12. In addition, any person providing any information to the Corporation pursuant to this Section 12 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the meeting).

(K) Limitation on Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 12 for the next two (2) annual meetings of stockholders.

(L) Exceptions. Notwithstanding anything to the contrary set forth herein, the Corporation shall not be required to include, pursuant to this Section 12, any Stockholder Nominee in its proxy materials for any meeting of stockholders (1) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (2) if the Corporation receives notice pursuant to Section 4(A)(3) that any stockholder intends to nominate any nominee for election to the Board of Directors at such meeting, (3) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors or any committee thereof, (4) whose nomination or election as a member of the Board Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the Corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation, (5) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (7) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (8) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, (9) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 12, or (10) if the applicable Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders.

(M) Disqualifications. Notwithstanding anything to the contrary set forth herein, if (1) a Stockholder Nominee is included in the Corporation’s proxy materials for the annual meeting but subsequently is determined not to satisfy the eligibility requirements of this Section 12 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Principles of Corporate Governance or other applicable regulation at any time before the annual meeting, (2) a Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this Section 12, (3) a Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 12 or unavailable for election at the annual meeting, or (4) the applicable Eligible Stockholder otherwise ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders, in each case as determined by the Board of Directors, any committee thereof or the person presiding at the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the person presiding at the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 12, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(N) Filing Obligation. The Eligible Stockholder (including any person who Owns shares of common stock of the Corporation that constitute part of the Eligible Stockholder’s Ownership for purposes of satisfying Section 12(E) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE II

Board of Directors

Section 1. Number and Term of Office.

(A) The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the 1998 annual meeting of stockholders; the term of office of the second class (Class II) to expire at the 1999 annual meeting; the term of office of the third class (Class III) to expire at the 2000 annual meeting; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. The initial allocation of existing directors among the classes shall be made by determination of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in subparagraph (C) below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term of the class to which they were elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

(B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum. Notwithstanding the last sentence of subparagraph (A) above, directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(C) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in subparagraph (A) above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

(D) Any director who intends to retire, resign, or refuse to stand for re-election must indicate their intent to do so in a written notice to the Secretary of the Corporation, and the retirement, resignation, or refusal to stand for re-election shall become effective only as provided in the written notice, or as may subsequently be agreed between the director and the Corporation.

Section 2. Place of Meeting. The Board of Directors may hold its meetings in such place or places, if any, in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held as determined from time to time by the Board at the offices of the Corporation, or at such other place, if any, as the Board may determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held in pursuance thereof.

Section 4. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chair of the Board of Directors, the President, or by a majority of the directors then in office. Notice of the day, hour and place, if any, of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be transmitted by telegraph, cable, wireless, facsimile transmission, electronic mail or other means of electronic transmission at least one day before the meeting to each director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

Section 5. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of directors) shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

Section 6. Organization. The Chair of the Board of Directors shall be elected from and by the directors to preside at all meetings of the Board of Directors and all meetings of the stockholders. In their absence, the President shall preside at such meetings. The Secretary of the Corporation shall act as Secretary of all meetings of the directors and all meetings of the stockholders; but in the absence of the Secretary, the Chair may appoint any person to act as Secretary of the meeting.

Section 7. Committees. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such director or directors constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution passed by the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and unless such resolution, these Bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 8. Meetings by Remote Communication. Unless otherwise provided by law, the Certificate of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or other remote communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 9. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or electronic transmission, and the writing or writings and records of electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 10. Compensation. The amount, if any, that each director shall be entitled to receive as compensation for their services as such shall be fixed from time to time by resolution of the Board of Directors; provided that only non-employee directors may receive cash compensation for services as a director of the Corporation. Directors may receive reimbursement from the Corporation for expenses in connection with their attendance at any meeting of the Board of Directors.

ARTICLE III

Officers

Section 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents (some of whom may be designated as Senior Vice Presidents), a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 6 of this Article III, including, if so determined by the Board of Directors, an Executive Chair of the Board of Directors. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice (including via electronic transmission) to the Corporation. Officers may, but need not, be directors. Any number of offices may be held by the same person. All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to their contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the death of any officer, their resignation, their removal, or otherwise, may be filled by the Board of Directors or the President, and such officer shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

Section 2. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall perform all duties incident to the office of President. He or she shall preside at all meetings of the stockholders and at all meetings of the Board of Directors as contemplated by these Bylaws, and shall have such other powers and perform such other duties as may from time to time be assigned to them by these Bylaws or by the Board of Directors.

Section 3. Powers and Duties of the Vice Presidents. Each Vice President shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the President.

Section 4. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the President shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the office of the Corporation during business hours; and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to them by these Bylaws or the Board of Directors or the President.

Section 5. Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into their hands; may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as the Board of Directors may designate; shall sign all receipts and vouchers for payments made to the Corporation; shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by them and whenever required by the Board of Directors or the President shall render statements of such accounts; shall, at all reasonable times, exhibit the Corporation’s books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to them by these Bylaws or by the Board of Directors or the President.

Section 6. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be directors), including a Controller, Chief Financial Officer, a Chief Technical Officer and one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable, and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President. The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

Section 7. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

Section 8. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors or its Compensation Committee.

ARTICLE IV

Stock; Seal; Fiscal Year

Section 1. Certificates for Shares of Stock. Shares of the capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors or any committee thereof may provide that some or all of any or all shares of any class or series of such stock shall be uncertificated. Each holder of stock represented by a certificate, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to have a certificate representing the number of shares of the capital stock of the Corporation registered in certificate form signed by, or in the name of the Corporation by the Chair of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors.

In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature has been placed upon a certificate, shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar as of the date of issue.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation. Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

Section 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate representing shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, such person shall file in the office of the Corporation an affidavit setting forth, to the best of their knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate of stock or uncertificated shares in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate of stock or uncertificated shares in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by their attorney duly authorized in writing, upon surrender and cancellation of certificates representing the number of shares of stock to be transferred, except as provided in the preceding section.

Section 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law. Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

Section 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board or the President.

Section 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE V

Miscellaneous Provisions

Section 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as shall from time to time be designated by the Board of Directors or pursuant to authority delegated by the Board.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as shall from time to time be designated by the Treasurer.

Section 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

Section 3. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

Section 5. Indemnification of Directors, Officers and Employees. The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons who may serve or who have served at any time as directors, ,officers, employees or agents of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, from and against any and all of the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office. For purposes of this Section 5, the term “Corporation” shall include constituent corporations referred to in Subsection (h) of the Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

Section 6. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 7. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling. Furthermore, the Board of Directors or any committee thereof shall have the exclusive power to interpret the provisions of these Bylaws and make all determinations deemed necessary or advisable in connection therewith, except to the extent otherwise expressly provided in these Bylaws, the Corporation’s Certificate of Incorporation or pursuant to applicable law.

The Board of Directors, any committee thereof, the Executive Chair of the Board of Directors or Secretary, may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not satisfying the requirements of Section 4 of Article I (including if the stockholder does not provide any required applicable updates to the Corporation). The Board of Directors, any committee thereof, or chair of the meeting shall have the power and duty to determine whether a nomination or any other business brought before a meeting of stockholders was made in accordnace with the procedures set forth in Section 4 of Article I, and to determine that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.

Any and all such actions, interpretations and determinations that are done or made by the Board of Directors, any committee thereof, the Executive Chair of the Board of Directors, any chair of a meeting or the Secretary in good faith pursuant to this Section 7 of Article V of the Bylaws shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.

ARTICLE VI

Amendments

Subject to the Corporation’s Certificate of Incorporation, these Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board), provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof, including the Bylaws adopted by the Board of Directors, may be altered, amended or repealed and other Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all the then total outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.